Exhibit 99.1
N E W S   R E L E A S E
Atmel Reports First Quarter 2008 Financial Results
Record Microcontroller Revenues Rise 8% Sequentially
and 21% Compared to the Year-Ago Quarter
SAN JOSE, CA, April 30, 2008 . . . Atmel® Corporation (NASDAQ: ATML) today announced financial results for the quarter ended March 31, 2008.
Revenues for the first quarter of 2008 were $411.2 million, a 3.4% decrease compared to $425.6 million for the fourth quarter of 2007 and a 5.1% increase compared to $391.3 million for the first quarter ended March 31, 2007. Microcontrollers, a core business, continued solid revenue growth and rose 8% sequentially and 21% compared to the year-ago quarter, primarily driven by the Company’s proprietary AVR® and standard ARM® products.
Net income for the first quarter of 2008 totaled $6.8 million or $0.02 per diluted share. This compares to net income of $1.7 million or $0.00 per diluted share for the fourth quarter of 2007 and net income of $28.9 million or $0.06 per diluted share for the year-ago quarter. Non-GAAP net income for the first quarter of 2008 totaled $13.3 million or $0.03 per diluted share compared to $20.0 million or $0.04 per diluted share for the fourth quarter of 2007 and $33.7 million or $0.07 per diluted share for the year-ago quarter. Non-GAAP net income excludes charges (credits) related to stock-based compensation, acquisitions, grant repayments, and restructuring activities, as well as the gain on sale of assets and the income tax effect of these excluded items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.
“We are pleased to have achieved the upper end of our revenue guidance and record microcontroller revenues,” said Steven Laub, Atmel’s President and Chief Executive Officer. “These results reflect the strength of our product offering and the benefits we are realizing from refocusing Atmel’s business operations on areas that offer the best opportunity for profitable growth. As we move forward, I have confidence that our product innovation and technology leadership, further strengthened by our recent acquisition of Quantum Research Group, positions Atmel for continued success.”
Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

Gross profit, as a percent of revenue, was 35.5% for the first quarter of 2008. This compares to gross profit of 35.2% for the fourth quarter of 2007 and 35.8% for the year-ago quarter. Gross profit for the first quarter of 2008 was negatively impacted by underutilization as production activity ended at our manufacturing facility in North Tyneside, United Kingdom and by the continuing weakness of the dollar against the euro.
Operating profit was $15.4 million for the first quarter of 2008, or 3.7% of revenue, which includes net non-recurring charges of $0.9 million related to the sale of the North Tyneside assets as well as charges resulting from the Quantum Research Group acquisition completed during the quarter. This compares to an operating profit of $6.4 million for the fourth quarter of 2007 and $12.8 million for the first quarter of 2007. Included in the 2007 operating results were non-recurring charges of $13.0 million for the fourth quarter related to North Tyneside restructuring charges and $1.8 million for the first quarter of 2007 related to restructuring charges for employee severances at other locations. Stock-based compensation expense was $6.3 million for the first quarter of 2008, compared to $5.1 million for the fourth quarter of 2007 and $3.3 million for the year-ago quarter.
Income tax provision was $3.2 million for the first quarter of 2008. This compares to an income tax provision of $5.8 million for the fourth quarter of 2007 and a net income tax benefit of $15.2 million for the first quarter of 2007. The Company recognized a tax benefit of approximately $3.2 million and $20.0 million from the receipt of French R&D tax credits in the first quarters of 2008 and 2007, respectively.
Combined cash balances (cash and cash equivalents plus short-term investments) totaled $336.8 million at the end of the first quarter of 2008, a decrease of $93.1 million from the end of the prior quarter and a $141.9 million decrease from $478.7 million at March 31, 2007. During the first quarter of 2008, the Company used approximately $89.0 million for the purchase of Quantum Research Group. Cash used in operations totaled approximately $41.0 million for the first quarter of 2008 compared to cash provided from operations of $90.4 million for the fourth quarter of 2007 and $59.2 million for the first quarter of 2007. Cash used in operations in the first quarter of 2008 included approximately $54.0 million of cash used for repayment of grants and other restructuring charges related to the closure of North Tyneside. Separately, the Company received approximately $82.0 million of proceeds from the sale of North Tyneside fabrication equipment classified as proceeds from investing activities.
The Company’s effective average exchange rate in the first quarter of 2008 was approximately $1.47 to the euro, compared to $1.43 to the euro in the fourth quarter of 2007 and $1.32 to the euro in the year-ago period. A $0.01 increase in the dollar/euro exchange rate reduced operating income by approximately $0.6 million during the first quarter of 2008.
First Quarter 2008 and Recent Highlights
•	Completed Acquisition of Quantum Research Group Ltd.

•	Completed Sale and Transfer of North Tyneside Land and Property

•	AVR32 Recognized as a Top 100 Hot Product of 2007 by EDN and Number One Product by Germany’s Elektronik Magazine and Chosen as Most Innovative Architecture by Embedded World Nuremburg

•	Introduced AVR XMEGA Family of High Performance and Ultra Low Power AVR Microcontrollers

•	Introduced AVR Microcontrollers for Automotive Motor Control Applications

•	CAP Customizable Microcontroller Named 2007 Product of the Year by EPC Magazine

•	Announced Appointment of Charles Carinalli and Dr. Edward Ross as new Independent Directors
Business Outlook
Consistent with business seasonality and general market trends, the Company anticipates second quarter 2008 revenues will be up 0% to 3% on a sequential basis.
Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the first quarter 2008 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-634-5185. The conference ID number is 42968627 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2:00 p.m. PT start time to ensure a timely connection. The webcast can be accessed at http://www.atmel.com/ir/ and will be archived for 12 months.
A replay of the April 30, 2008 conference call will be available today at approximately 5:00 p.m. PT and will run for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 42968627.
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel provides the electronics industry with complete system solutions focused on consumer, industrial, security, communications, computing and automotive markets.
Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about new product introductions, markets for our products, the effects of our strategic transactions and second quarter business outlook. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, the inability to realize the anticipated benefits of our recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, the market price of our common stock and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, and our subsequent Form 10-Q reports.

Investor Contact:	Media Contact:
Robert Pursel	Barrett Golden / Mike Cuneo
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449
###

Atmel Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007
Current assets
Cash and cash equivalents	$308,365	$374,130
Short-term investments	28,455	55,817
Accounts receivable, net	223,615	209,189
Inventories	348,603	357,301
Current assets held for sale	47,414	—
Prepaids and other current assets	99,665	88,781

Total current assets	1,056,117	1,085,218
Fixed assets, net	499,717	579,566
Goodwill and intangible assets	93,969	—
Other assets	63,804	37,969

Total assets	$1,713,607	$1,702,753

Current liabilities
Current portion of long-term debt	$135,558	$142,471
Trade accounts payable	113,335	191,856
Accrued and other liabilities	291,885	266,987
Deferred income on shipments to distributors	21,334	19,708

Total current liabilities	562,112	621,022
Long-term debt less current portion	20,251	20,408
Other long-term liabilities	253,809	237,844

Total liabilities	836,172	879,274

Stockholders’ equity	877,435	823,479

Total liabilities and stockholders’ equity	$1,713,607	$1,702,753

Atmel Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Net revenues	$411,237	$425,580	$391,313

Operating expenses
Cost of revenues	265,183	275,962	251,376
Research and development	66,377	71,867	67,299
Selling, general and administrative	63,562	58,353	58,059
Acquisition-related charges	3,711	—	—
Charges for (credit from) grant repayments	(119)	275	—
Restructuring charges	27,908	12,711	1,782
Gain on sale of assets	(30,758)	—	—

Total operating expenses	395,864	419,168	378,516

Income from operations	15,373	6,412	12,797

Interest and other income (expense), net	(5,387)	1,088	979

Income from continuing operations before income taxes	9,986	7,500	13,776
Provision for income taxes	(3,198)	(5,786)	15,164

Net income	$6,788	$1,714	$28,940

Basic net income per share:
Net income	$0.02	$0.00	$0.06

Weighted-average shares used in basic net income per share calculations	444,670	446,003	488,842

Diluted net income per share:
Net income	$0.02	$0.00	$0.06

Weighted-average shares used in diluted net income per share calculations	447,643	449,136	494,198

Atmel Corporation
Reconciliation of GAAP to Non-GAAP Net Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
GAAP net income	$6,788	$1,714	$28,940

Special items:

Stock-based compensation	6,307	5,146	3,310
Acquisition-related charges	3,711	—	—
Charges for (credit from) grant repayments	(119)	275	—
Restructuring charges	27,908	12,711	1,782
Gain on sale of assets	(30,758)	—	—
Income tax effect of non-GAAP items	(500)	—	(300)

Total special items	6,549	18,132	4,792

Non-GAAP net income	$13,337	$19,846	$33,732

Diluted non-GAAP net income per share:
Net income	$0.03	$0.04	$0.07

Weighted-average shares used in diluted non-GAAP net income per share calculations	447,643	449,136	494,198

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.
Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes.
Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations.

In addition, these non-GAAP financial measures facilitate comparisons to Atmel’s historical operating results and comparisons to competitors’ operating results.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in above.
As presented in the “Reconciliation of GAAP to Non-GAAP Net Income” tables above, each of the non-GAAP financial measures excludes one or more of the following items:
•	Stock-based compensation expense.
Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
•	Acquisition-related charges.
Acquisition-related charges include: (1) in-process research and development, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed, (2) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade name and non-compete agreement, and (3) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.
•	Charges for (credit from) grant repayments.
Grant repayments primarily relate to contractual obligations to repay incentive amounts recorded in prior periods (including interest) as a result of restructuring activity. Atmel excludes these amounts from non-GAAP financial measures primarily because these costs are not incurred on an on-going basis, consistent with restructuring charges and other non-recurring types of charges included in the consolidated statements of operations.
•	Restructuring charges.
Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Atmel has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Gain on sale of assets.
Atmel recognizes gains resulting from the sale of certain non-strategic business assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are one-time in nature and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.
•	Income tax effect of non-GAAP financial measures.
Atmel adjusts for the income tax effect resulting from the non-GAAP adjustments as described above.